UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2026

_________________________

F&M Bank Corp.
(Exact name of registrant as specified in its charter)

Virginia	000-13273	54-1280811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 1111

 Timberville, Virginia 22853

(540) 896-8941

(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On August 25, 2026, the Board of Directors of F & M Bank Corp. (the “Company”) appointed Erica N. Truban as a director of the Company to serve until the Company’s next annual meeting of shareholders. Ms. Truban was also appointed as a member of the Board of Directors of Farmers & Merchants Bank, the Company’s wholly owned banking subsidiary. There are no arrangements or understandings between Ms. Truban and any other persons pursuant to which she was selected as a director. There are no transactions involving the Company and Ms. Truban that the Company would be required to report pursuant to Item 404(a) of Regulation S-K. Ms. Truban has never served as one of the Company’s officers or employees. Ms. Truban is expected to serve on the Audit Committee and Operational Risk Committee of the Board of Directors.

Ms. Truban will receive compensation in accordance with the Company’s standard compensation arrangements for non-employee directors, including meeting fees, retainers and bonuses, as described in the Company’s proxy statement filed in connection with the 2026 annual meeting of shareholders, as adjusted by the Board of Directors from time to time.

Ms. Truban joined Intuit, Inc. in 2018 and currently serves as Director, Customer Success – High-Value & Partner Firms. She is a Certified Public Accountant and a Certified Information Systems Auditor.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F & M Bank Corp.

	By:	/s/ Lisa F. Campbell
Lisa F. Campbell
Executive Vice President and Chief Financial Officer

Date: August 26, 2026

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